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                                                                   EXHIBIT 23.08

                         [LETTERHEAD OF MERRILL LYNCH]

     We hereby consent to the use of our opinion letter dated August 23, 1997 to the Board of Directors of Bergen Brunswig Corporation included as Annex B to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Bruin Merger Corp., a New Jersey corporation and a wholly owned subsidiary of Cardinal Health, Inc., an Ohio corporation, with and into Bergen Brunswig Corporation, a New Jersey corporation and to the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                       INCORPORATED

                                       /s/ Merrill Lynch, Pierce, Fenner & Smith
                                           Incorporated

                                       By
                                       ---------------------------------------

                                           Investment Banking Group

January 21, 1998